                      SUPPLEMENTAL INDENTURE




                               FROM




                LOUISVILLE GAS AND ELECTRIC COMPANY


                                TO


                   HARRIS TRUST AND SAVINGS BANK
                              Trustee



                     ________________________



                       DATED AUGUST 15, 1993



                     ________________________




                  SUPPLEMENTAL TO TRUST INDENTURE

                      DATED NOVEMBER 1, 1949

                         Table of Contents

                                                              Page

Parties                                                       1

Recitals                                                      1

Form of Bonds                                                 5

Further Recitals                                              8

                            ARTICLE I.
            SPECIFIC SUBJECTION OF PROPERTY TO THE LIEN
                    OF THE ORIGINAL INDENTURE.

Section 1.01      Grant of certain property, including
                  all personal property to comply with
                  Uniform commercial Code of the State
                  of Kentucky, subject to permissible
                  encumbrances and other exceptions
                  contained in Original Indenture             8

                            ARTICLE II.
                 PROVISIONS OF BONDS OF POLLUTION
                CONTROL SERIES DUE AUGUST 15, 2003.

Section 2.01      Terms of Bonds                              10

Section 2.02      Redemption Provisions                       12

Section 2.03      Interchangeability of Bonds                 12

Section 2.04      Charges upon exchange or transfer of
                  bonds                                       12

                           ARTICLE III.
               APPOINTMENT OF AUTHENTICATING AGENT.

Section 3.01      Appointment of Agent or Agents for
                  Bonds of this Series                        12

Section 3.02  (a) Qualifications of Agents                    12

              (b) Continuation of Agent upon
                  merger or consolidation                     13

              (c) Successor Agent                             13

              (d) Compensation of Agent                       13

Section 3.03      Form of Alternate Certificate of
                  Authentication                              13

Section 3.04      Limit on location and number
                  of Agents                                   14

                                i.

                            ARTICLE IV.
                           MISCELLANEOUS

Section 4.01      Recitals of fact, except as stated,
                  are statements of the Company               14

Section 4.02      Supplemental Indenture to be                14
                  construed as a part of the Original
                  Indenture

Section 4.03  (a) Trust Indenture Act to control              14

              (b) Severability of provisions contained        14
                  in Supplemental Indenture and bonds

Section 4.04      Word "Indenture" as used herein
                  includes in its meaning the Original
                  Indenture and all indentures
                  supplemental thereto                        14

Section 4.05      References to either party in
                  Supplemental Indenture include
                  successors or assigns                       14

Section 4.06  (a) Provision for execution in
                  counterparts                                15

              (b) Table of contents and descriptive
                  headings of Articles not to affect
                  meaning                                     15

Schedule A                                                    A-1

Supplemental Indenture made as of the sixteenth day of August, 1993, by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Kentucky, having its principal office in the City of Louisville, County of Jefferson, in said State of Kentucky (the "Company"), the party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under and by virtue of the laws of the State of Illinois, having its principal office at 111 West Monroe Street, City of Chicago, County of Cook, State of Illinois 60690, as Trustee (the "Trustee"), party of the second part;

WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Trust Indenture (the "Original Indenture"), made as of November 1, 1949, whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the Original Indenture, to be held by said Trustee in trust in accordance with the provisions of the Original Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

     WHEREAS, Section 2.01 of the Original Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture, bonds of a series designated "First Mortgage Bonds, Series due November 1, 1979," bearing interest at the rate of 2% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated February 1, 1952, bonds of a series designated "First Mortgage Bonds, Series due February 1, 1982," bearing interest at the rate of 3 1/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated February 1, 1954, bonds of a series designated "First Mortgage Bonds, Series due February 1, 1984," bearing interest at the rate of 3 1/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 1, 1957, bonds of a series designated "First Mortgage Bonds, Series due September 1, 1987," bearing interest at the rate of 4 7/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated October 1, 1960, bonds of a series designated "First Mortgage Bonds, Series due October 1, 1990," bearing interest at the rate of 4 7/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 1, 1966, bonds of a series designated "First Mortgage Bonds, Series due June 1, 1996," bearing interest at the rate of 5 5/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 1, 1968, bonds of a series designated "First Mortgage Bonds, Series due June 1, 1998," bearing interest at the rate of 6% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 1, 1970, bonds of a series designated "First Mortgage Bonds, Series due July 1, 2000," bearing interest at the rate of 9 1/4% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated August 1, 1971, bonds of a series designated "First Mortgage Bonds, Series due August 1, 2001," bearing interest at the rate of 8 1/4% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 1, 1972, bonds of a series designated "First Mortgage Bonds, Series due July 1, 2002," bearing interest at the rate of 7 1/2% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated February 1, 1975, bonds of a series designated "First Mortgage Bonds, Series due March 1, 2005," bearing interest at the rate of 8 7/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 1, 1975, bonds of a series designated "First Mortgage Bonds, Pollution Control Series A," bearing interest as provided therein and maturing September 1, 2000; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 1, 1976, bonds of a series designated "First Mortgage Bonds, Pollution Control Series B," bearing interest as provided therein and maturing September 1, 2006; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated October 1, 1976, bonds of a series designated "First Mortgage Bonds, Series due November 1, 2006," bearing interest at the rate of 8 1/2% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 1, 1978, bonds of a series designated "First Mortgage Bonds, Pollution Control Series C," bearing interest as provided therein and maturing June 1, 1998/2008; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Indenture dated February 15, 1979, setting forth duly adopted modifications and alterations to the Original Indenture and all Supplemental Indentures thereto; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 1, 1979, bonds of a series designated "First Mortgage Bonds, Series due October 1, 2009," bearing interest at the rate of 10 1/8% per annum; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 15, 1979, bonds of a series designated "First Mortgage Bonds, Pollution Control Series D," bearing interest as provided therein and maturing October 1, 2004/2009; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 15, 1981, bonds of a series designated "First Mortgage Bonds, Pollution Control Series E," bearing interest as provided therein and maturing September 15, 1984; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated March 1, 1982, bonds of a series designated "First Mortgage Bonds, Pollution Control Series F," bearing interest as provided therein and maturing March 1, 2012; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated March 15, 1982, bonds of a series designated "First Mortgage Bonds, Pollution Control Series G," bearing interest as provided therein and maturing March 1, 2012; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 15, 1982, bonds of a series designated "First Mortgage Bonds, Pollution Control Series H," bearing interest as provided therein and maturing September 15, 1992; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated February 15, 1984, bonds of a series designated "First Mortgage Bonds, Pollution Control Series I," bearing interest as provided therein and maturing February 15, 2011; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated July 1, 1985, bonds of a series designated "First Mortgage Bonds, Pollution Control Series J," bearing interest as provided therein and maturing July 1, 1995/2015; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated November 15, 1986, bonds of a series designated "First Mortgage Bonds, Pollution Control Series K," bearing interest as provided therein and maturing December 1, 2016; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated November 16, 1986, bonds of a series designated "First Mortgage Bonds, Pollution Control Series L," bearing interest as provided therein and maturing December 1, 2016; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated August 1, 1987, bonds of a series designated "First Mortgage Bonds, Pollution Control Series M," bearing interest as provided therein and maturing August 1, 1997; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Or,Original Indenture as supplemented by the Supplemental Indenture dated February 1, 1989, bonds of a series designated "First Mortgage Bonds, Pollution Control Series N," bearing interest as provided therein and maturing February 1, 2019; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated February 2, 1989, bonds of a series designated "First Mortgage Bonds, Pollution Control Series O," bearing interest as provided therein and maturing February 1, 2019; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated June 15, 1990, bonds of a series designated "First Mortgage Bonds, Pollution Control Series P," bearing interest as provided therein and maturing June 15, 2015; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated November 1, 1990, bonds of a series designated "First Mortgage Bonds, Pollution Control Series Q," and bonds of a series designated "First Mortgage Bonds, Pollution Control Series R," each series bearing interest as provided therein and maturing November 1, 2020; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 1, 1992, bonds of a series designated "First Mortgage Bonds, Pollution Control Series S," bearing interest as provided therein and maturing September 1, 2017; and

     WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture as supplemented by the Supplemental Indenture dated September 2, 1992, bonds of a series designated "First Mortgage Bonds, Pollution Control Series T," bearing interest as provided therein and maturing September 1, 2017; and

     WHEREAS, the Company is desirous of providing for the issuance under the Original Indenture of a new series of bonds designated "First Mortgage Bonds, Series due August 15, 2003" (sometimes called Bonds of this Series), the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of said series are to be substantially in the form and of the tenor following (with the redemption prices, if any, inserted therein in conformity with the provisions of Section
2.02 hereof) to wit:

                LOUISVILLE GAS AND ELECTRIC COMPANY
      (Incorporated under the laws of the State of Kentucky)
                        First Mortgage Bond
                    Series Due August 15, 2003

No.___________                        $___________

     Louisville Gas and Electric Company, a corporation organized and existing under and by virtue of the laws of the State of Kentucky (herein called the "Company"), for value received, hereby
promises to pay                         or registered assigns, at
the office of the Trustee, in Chicago, Illinois, or, at the option of the registered holder, at the agency of the Company in the Borough of Manhattan, City and State of New York, the sum of
   Dollars in lawful money of the United States of America, on the fifteenth day of August, 2003, and to pay interest hereon from the date hereof, at the rate of six percent per annum, in like money, until the principal hereof becomes due and payable and thereafter, if the Company should default in the payment of the principal hereof, at the interest rate of this bond until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned; said interest being payable at the option of the person entitled to such interest either at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, on the fifteenth day of February and on the fifteenth day of August in each year; provided that, as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any February 15 or August 15 will be paid to the person in whose name this bond was registered at the close of business on the record ate (the February 1 prior to such February 15 or the August 1 prior to such August 15 unless any such date is not a business day, in which event it will be the next preceding business day).

     This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, unlimited in aggregate principal amount, which issue of bonds consists, or may consist of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated November 1, 1949, and Supplemental Indentures thereto dated February 1, 1952, February 1, 1954, September 1, 1957, October 1, 1960, June 1, 1966, June 1, 1968, June 1, 1970, August 1, 1971,
June 1, 1972, February 1, 1975, September 1, 1975, September 1,1976, October 1, 1976, June 1, 1978, February 15, 1979, September
1, 1979, September 15,1979, September 15,1981, March 1, 1982, March
15, 1982, September 15, 1982, February 15, 1984, July 1, 1985,
November 15, 1986, November 16,1986, August 1, 1987, February 1,1989, February 2, 1989, June 15, 1990, November 1, 1990,

September 1, 1992, September 2, 1992 and August 15, 1993 (all of which instruments are herein collectively called the "Indenture"), executed by the Company to the Trustee, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds outstanding.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or of the holders of the bonds, and/or the terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy percent in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture), and by the affirmative vote of at least seventy percent in principal amount of the bonds of any series entitled to vote then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting as aforesaid) and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding are so affected; provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest, if any, hereon or any other modification in the terms of payment of such principal or interest, if any, or the taking of certain other action as more fully set forth in the Indenture, without the consent of the holder hereof.

     The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

     This bond is not redeemable prior to maturity for any reason and is not subject to any sinking fund.

     This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in Chicago, Illinois, or at the option of the owner at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture.

     Bonds of this Series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

     No charge shall be made by the Company for any exchange or transfer of bonds of the Series due August 15, 2003, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

     No recourse shall be had for the payment of principal of or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the indenture, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or trustee in bankruptcy, whether by virtue of any constitution, statute of rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue thereof, expressly waived and released, as more fully provided in the Indenture.

     This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereof shall have been signed by or on behalf of Harris Trust and Savings Bank, as Trustee under the Indenture, or its successor thereunder.

     IN WITNESS WHEREOF, LOUISVILLE GAS AND ELECTRIC COMPANY has caused this instrument to be signed in its name by its President or a Vice President or with the facsimile signature of its President, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or with the facsimile signature of its Secretary.

Dated

               LOUISVILLE GAS AND ELECTRIC COMPANY

Attest:        By:_____________________________________________
                       (Vice) President

___________________________________
          Secretary

and

     WHEREAS, the Company is desirous of specifically assigning, conveying, mortgaging, pledging, transferring and setting over additional property unto the Trustee and to its respective successors in trust; and

     WHEREAS, Sections 4.01 and 21.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of assigning, conveying, mortgaging, pledging and transferring unto the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Original Indenture; and

     WHEREAS, the execution and delivery of this Supplemental
Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     Louisville Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with Harris Trust and Savings Bank, as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds issued or to be issued thereunder, as follows:

                            ARTICLE I.

              SPECIFIC SUBJECTION OF PROPERTY TO THE
                  LIEN OF THE ORIGINAL INDENTURE

     SECTION 1.01. The Company in order better to secure the payment, both of principal and interest, of all bonds of the Company at any time outstanding under the Indenture, according to their tenor and effect, and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Harris Trust and Savings Bank as Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all the property described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule being hereby made with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof;

     Also, in order to subject all of the personal property and chattels of the Company to the lien of the Indenture in conformity with the provisions of the Uniform Commercial Code of the State of Kentucky, all steam, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam and heating mains and equipment; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; facilities for gas storage whether above or below surface; gas transmission and distribution systems, including structures, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop, garage and other general buildings and structures, furniture and fixtures; and all municipal and other franchises and all leaseholds, licenses, permits, easements, and privileges; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Original Indenture; and

     All the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

     Excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and chooses in action other than such as may be or are required to be from time to time assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment, materials and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the Original Indenture.

     To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in Section 1.09 of the Original Indenture and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture, in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

                            ARTICLE II.

         PROVISIONS OF BONDS OF SERIES DUE AUGUST 15, 2003

     SECTION 2.01. There is hereby created, for issuance under the Original Indenture, a series of bonds designated Series due August 15, 2003, each of which shall bear the descriptive title "First Mortgage Bonds, Series due August 15, 2003" and the form thereof shall contain suitable provisions with respect to the matters specified in this Section. The bonds of said series shall be substantially of the tenor and purport previously recited. The bonds of said series shall mature August 15, 2003, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000. The bonds of said series shall bear interest at the rate of 6% per annum payable semiannually on February 15 and August 15 of each year, and the principal shall be payable at the office of the Trustee in Chicago, Illinois, or, at the option of the registered holder, at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Bonds of the Series due August 15, 2003, shall be dated as of the interest payment date next preceding the authentication thereof by the Trustee except that (i) if any bond shall be authenticated before February 15, 1994, it shall be dated as of August 15, 1993 unless (iii) below is applicable, (ii) if the Company shall at the time of the authentication of a bond of the Series due August 15, 2003, be in default in the payment of interest upon bonds of the Series due August 15, 20031 such bond shall be dated as of the date of the beginning of the period for which such interest is so in default, and (iii) as long as there is no existing default in the payment of interest on the bonds of the Series due August 15, 2003, if any bond of the Series due August 15, 2003, shall be authenticated after the close of business on any Record Date but on or prior to the interest payment date relating to such Record Date, it shall be dated as of such interest payment date.

     As long as there is no existing default in the payment of interest on the bonds of the Series due August 15, 2003, the person in whose name any bond of the Series due August IS, 2003, is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such bond of the Series due August 15, 2003, subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond of the Series due August 15, 2003, is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the registered holder of any bond of the Series due August 15, 2003, not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of the Series due August 15, 2003, may be listed, and upon such notice as may be required by such exchange.

     The term "Record Date" as used herein with respect to any interest payment date (February 15 or August 15) shall mean the February 1 prior to such February 15 or the August 1 prior to such August 15 unless such February 1 or August 1 shall not be a business day, in which event "Record Date" shall mean the next preceding business day. The term "business day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois are closed pursuant to authorization of law.

     As used in this Section 2.01, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.

     The "Special Record Date'" as used herein shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each bond of the Series due August 15, 2003, and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section
2.01. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the bonds of the Series due August 15, 2003, at his address as it appears in the bond register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an English language newspaper of general circulation in Chicago, Illinois or New York, New York, but such publication shall not be a condition precedent to the establishment of the Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the bonds of the Series due August 15, 2003, are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.

     The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of the Series due August 15, 2003, may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.

     SECTION 2.02. The Bonds of this Series are not redeemable prior to maturity for any reason and are not subject to any sinking fund.

     SECTION 2.03. The registered holder of any of the Bonds of this Series at his option may surrender the same at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere, if authorized by the Company, for cancellation, in exchange for other Bonds of this Series of the same aggregate principal amount bearing interest as provided in Section 2.09 of the Original Indenture. Thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

     SECTION 2.04. NO charge shall be made by the Company for any exchange or transfer of bonds of the Series due August 15, 2003 other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

                           ARTICLE III.

                APPOINTMENT OF AUTHENTICATING AGENT

     SECTION 3.01. The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Bonds of this Series in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

     SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and shall at all times be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000, and is subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

     (c) Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties, and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

     (d) The Trustee agrees to pay any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

     SECTION 3.03.  If an appointment is made pursuant to this
Article III, the Bonds of this Series shall have endorsed thereon, in addition to the Trustee's Certificate, an alternate Trustee's
Certificate in the following form:

     This bond is one of the bonds of the Series designated therein, described in the within mentioned Indenture.

                          HARRIS TRUST AND SAVINGS BANK,
                          as Trustee

                          By:____________________________________
                                    Authenticating Agent,

                          By:____________________________________
                                    Authorized Officer.

     SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

                            ARTICLE IV.

                           MISCELLANEOUS

     SECTION 4.01. The recitals of fact herein and in the bonds (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Indenture and the Trustee shall incur no responsibility in respect of such matters.

     SECTION 4.02. This Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture.

     SECTION 4.03.(a) If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Original Indenture or this Supplemental Indenture required to be included in indentures qualified under the Trust Indenture act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provision shall control.

     (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds issued hereunder shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 4.04. Wherever in this Supplemental Indenture the word "Indenture" is used without either prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

     SECTION 4.05. Wherever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 4.06.(a)  This Supplemental Indenture may be
simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary for and in its behalf, and the party of the second part to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Indenture to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done as of the sixteenth day of August, 1993.

                          LOUISVILLE GAS AND ELECTRIC COMPANY

                          By:_____________________________________
                             M. LEE FOWLER
                             Vice President

(Corporate Seal)

ATTEST:

______________________________________
VICTOR A. STAFFIERI
Senior Vice President, General
Counsel and Secretary
                          HARRIS TRUST AND SAVINGS BANK, TRUSTEE

                          By:_____________________________________
                             C. POTTER
                             Assistant Vice President
(Corporate Seal)

ATTEST:

______________________________________
J. BARTOLINI
Assistant Secretary





STATE OF KENTUCKY         )
                          ) SS:
COUNTY OF JEFFERSON       )

     BE IT REMEMBERED that on this 25th day of August, 1993, before me, a Notary Public duly commissioned in and for the County and State aforesaid, personally appeared M. LEE FOWLER and VICTOR A. STAFFIERI, respectively, Vice President and Senior Vice President, General Counsel and Secretary of Louisville Gas and Electric Company, a corporation organized and existing under and by virtue of the laws of the State of Kentucky, who are personally known to me to be such officers, respectively, and who are personally known to me to be the same persons who executed as officers the foregoing instrument of writing, and such persons duly acknowledged before me the execution of the foregoing instrument of writing to be their act and deed and the act and deed of said corporation.

     WITNESS my hand and notarial seal this 25th day of August,
1993.
                               PATRICIA A. ROSE
                               _______________________________
                               NOTARY PUBLIC

     My commission expires:   1-23-96

STATE OF ILLINOIS         )
                          ) SS:
COUNTY OF COOK            )

     BE IT REMEMBERED that on this 24th day of August, 1993, before me, a Notary Public duly commissioned in and for the County and State aforesaid, personally appeared C. POTTER and J. BARTOLINI, respectively, Assistant Vice President and Assistant Secretary of Harris Trust and Savings Bank, a corporation organized and existing under and by virtue of the laws of the State of Illinois, who are personally known to me to be such officers, respectively, and who are personally known to me to be the same persons who executed as officers the foregoing instrument of writing, and such persons duly acknowledged before me the execution of the foregoing instrument of writing to be their act and deed and the act and deed of said corporation.

     WITNESS my hand and notarial seal this 24th day of August,
1993.
                               T. MUZQUIZ
                               ___________________________________
                               NOTARY PUBLIC

     My commission expires:  7-12-97


This Instrument Prepared by:

Susan M. Jenkins
LG&E Energy Corp.
220 West Main Street
Louisville, Kentucky  40202


By:_______________________________
   Susan M. Jenkins, Esq.

                            SCHEDULE A

The following property situated, lying and being in the County of Jefferson, State of Kentucky, to-wit:

                        Transmission Lines

   A 138KV wood and steel transmission line circuit #3859 in Louisville, Jefferson County, Kentucky. This line is built between Magazine Substation to Hancock Substation at a distance of approximately 2.44 miles. This distance reflects 2.36 miles of overhead lines and .08 miles of underground lines.



























                                A-1